                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/X/  Preliminary Proxy Statement
/ / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-12

                                    ALLETE, Inc.
--------------------------------------------------------------------------------
                  (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                                                                Preliminary Copy






         [ALLETE LOGO]       NOTICE AND PROXY STATEMENT





     [GRAPHIC OMITTED]

     ANNUAL MEETING OF SHAREHOLDERS
     ------------------------------
     Tuesday, May 13, 2003
     Duluth, Minnesota

                                                                Preliminary Copy

[ALLETE LOGO]

                                                March 25, 2003


Dear Shareholder:

         We cordially invite you to our 2003 Annual Meeting of Shareholders to be held Tuesday, May 13, 2003 at 10:30 a.m. in the auditorium of the Duluth Entertainment Convention Center (DECC). The DECC is located on the waterfront at 350 Harbor Drive in Duluth. Free parking is available in the adjoining lot. On behalf of the Board of Directors, I encourage you to attend.

         At this year's meeting you will be asked to elect ten Directors, ratify the appointment of PricewaterhouseCoopers LLP as independent auditors, and approve the reservation of an additional 500,000 shares of common stock for issuance under our employee stock purchase plan.

         Standing for election for the first time this year is Mr. Tom Cunningham, recently retired from a long and successful career at Ford Motor Company where he was responsible for Ford's used vehicle sales strategy in the U.S. His experience will be a valuable asset to the Board in its oversight of our Automotive Services business. Two directors will not be standing for re-election this year. Ms. Glenda Hood resigned from the Board earlier this year to avoid conflicts of interest that would result after her appointment to the office of Secretary of State for Florida. Ms. Kathleen Brekken declined to stand for re-election as part of a resolve to find a better balance to the demands of her professional obligations. We thank them for their many contributions during their tenure on the Board.

         After our Annual Meeting, we invite you to visit with our directors, officers and employees over lunch in the Lake Superior Ballroom located within the DECC. If you plan to join us for lunch, please return the enclosed reservation card.

         It is important that your shares be represented and voted whether or not you plan to attend our Annual Meeting. You can vote your shares by Internet, a toll-free telephone call, or by returning the enclosed Proxy Card. Please see your Proxy Card for specific instructions on how to vote.

         Thank you for your investment in ALLETE.


                                                Sincerely,



                                                David G. Gartzke
                                                Chairman, President and
                                                Chief Executive Officer

                                                                Preliminary Copy



                                  ALLETE, INC.

--------------------------------------------------------------------------------
             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS - MAY 13, 2003
--------------------------------------------------------------------------------

         The Annual Meeting of Shareholders of ALLETE, Inc. will be held in the auditorium at the Duluth Entertainment Convention Center, 350 Harbor Drive, Duluth, Minnesota, on Tuesday, May 13, 2003 at 10:30 a.m. for the following purposes:

         1. To elect a Board of ten directors to serve for the ensuing year;

         2. To ratify the appointment of PricewaterhouseCoopers LLP as ALLETE's independent auditors for 2003;

         3. To approve the reservation of an additional 500,000 shares of ALLETE Common Stock for issuance under the ALLETE and Affiliated Companies Employee Stock Purchase Plan; and

         4. To transact such other business as may properly come before the meeting or any adjournments thereof.

         Shareholders of record on the books of ALLETE at the close of business on March 14, 2003 are entitled to notice of and to vote at the Annual Meeting.

         All shareholders are cordially invited and encouraged to attend the meeting in person. The holders of a majority of the shares entitled to vote at the meeting must be present in person or by Proxy to constitute a quorum.

         Your early response will facilitate an efficient tally of your votes. If voting by mail, please sign, date and return the enclosed Proxy Card in the envelope provided. Alternatively, follow the enclosed instructions to vote by phone or the Internet.

By order of the Board of Directors,




Philip R. Halverson
Vice President, General Counsel and Secretary

Dated at Duluth, Minnesota
March 25, 2003

     IF YOU HAVE NOT  RECEIVED  THE ALLETE 2002 ANNUAL  REPORT,  WHICH  INCLUDES
FINANCIAL STATEMENTS, KINDLY NOTIFY ALLETE SHAREHOLDER SERVICES, 30 WEST SUPERIOR STREET, DULUTH, MN 55802-2093, TELEPHONE NUMBER 1-800-535-3056 OR 1-218-723-3974, AND A COPY WILL BE SENT TO YOU.

                                                                Preliminary Copy



                                  ALLETE, INC.
                             30 WEST SUPERIOR STREET
                             DULUTH, MINNESOTA 55802

--------------------------------------------------------------------------------
                                 PROXY STATEMENT
--------------------------------------------------------------------------------

SOLICITATION

         The Proxy accompanying this Proxy Statement is solicited on behalf of the Board of Directors of ALLETE, Inc. (ALLETE or Company) for use at the Annual Meeting of Shareholders to be held on May 13, 2003 and any adjournments thereof. The purpose of the meeting is to elect a Board of ten directors to serve for the ensuing year, to ratify the appointment of PricewaterhouseCoopers LLP as ALLETE's independent auditors for 2003, to approve the reservation of an additional 500,000 shares of ALLETE Common Stock (Common Stock) for issuance under the ALLETE and Affiliated Companies Employee Stock Purchase Plan, and to transact such other business as may properly come before the meeting. All properly submitted proxies received at or before the meeting and entitled to vote will be voted at the meeting.

         This Proxy Statement and the enclosed Proxy Card were first mailed on or about March 25, 2003. Each Proxy delivered pursuant to this solicitation is revocable any time before it is voted by written notice delivered to the Secretary of ALLETE.

         ALLETE expects to solicit proxies primarily by mail. Proxies also may be solicited at a nominal cost in person and by telephone by employees or retirees of ALLETE. The expenses of such solicitation are the ordinary ones in connection with preparing, assembling and mailing the material, and also include charges and expenses of brokerage houses and other custodians, nominees or other fiduciaries for communicating with shareholders. Additional solicitation of proxies will be made by mail, telephone and in person by Georgeson Shareholder Communications, Inc., a firm specializing in the solicitation of proxies, at a cost to ALLETE of approximately $15,000 plus expenses. The total amount of such costs will be borne by ALLETE.

OUTSTANDING SHARES AND VOTING PROCEDURES

         The outstanding  shares of capital stock of ALLETE as of March 14, 2003
were [       ] shares of Common Stock (without par value).

         Each share of the Common Stock of record on the books of ALLETE at the close of business on March 14, 2003 is entitled to notice of the Annual Meeting and to one vote.

         The affirmative vote of a majority of the shares of stock entitled to vote at the Annual Meeting is required for election of each director, and the affirmative vote of a majority of the shares of stock present and entitled to vote is required for approval of the other items described in this Proxy Statement to be acted upon by shareholders. An automated system administered by Wells Fargo Bank Minnesota, N.A. tabulates the votes. Abstentions are included in determining the number of shares present and voting, and are treated as votes against the particular proposal. Broker non-votes are not counted for or against any proposal.

         Any shareholder giving a Proxy has the right to revoke it at any time prior to it's exercise by giving notice in writing to the Secretary.

         Unless contrary instructions are indicated on the Proxy, all shares represented by valid proxies will be voted "FOR" the election of all nominees for director named herein, "FOR" ratifying the appointment of PricewaterhouseCoopers LLP as ALLETE's independent auditors for 2003, and "FOR" approval of the reservation of an additional 500,000 shares of Common Stock for issuance under the ALLETE and Affiliated Companies Employee Stock Purchase Plan. If any other business is transacted at the meeting, all shares represented by valid proxies will be voted in accordance with the best judgment of the appointed proxies.

                                                                Preliminary Copy


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The only person known to ALLETE who as of March 14, 2003 owned beneficially more than 5 percent of any class of ALLETE's voting securities is American Express Trust Company, 50765 AXP Financial Center, Minneapolis, MN, 55474. As of March 14, 2003 American Express Trust Company held [ ] shares, or [ ] percent, of ALLETE's Common Stock in its capacity as Trustee of the Minnesota Power and Affiliated Companies Retirement Savings and Stock Ownership Plan (RSOP). Generally, these shares will be voted in accordance with instructions received by American Express Trust Company from participants in the RSOP.

         The following table presents the shares of Common Stock beneficially owned by directors, nominees for director and executive officers named in the Summary Compensation Table which appears subsequently in this Proxy Statement, and all directors and executive officers of ALLETE as a group, as of March 14, 2003. Unless otherwise indicated, the persons shown have sole voting and investment power over the shares listed.

                                                Options                                                     Options
                        Number of Shares      Exercisable                          Number of Shares        Exercisable
Name of                   Beneficially      within 60 days      Name of              Beneficially         within 60 days
Beneficial Owner             Owned<F1>   after March 14, 2003   Beneficial Owner       Owned <F1>      after March 14, 2003
---------------------------------------------------------------------------------------------------------------------------
Kathleen A. Brekken         [      ]             7,680          Nick Smith             [      ]                10,537
Wynn V. Bussmann            [      ]                 0          Bruce W. Stender       [      ]                 9,600
Thomas L. Cunningham        [      ]                 0          Donald C. Wegmiller    [      ]                 9,600
Dennis E. Evans             [      ]             9,600          Donnie R. Crandell     [      ]                89,216 <F2>
David G. Gartzke            [      ]           113,673          Robert D. Edwards      [      ]               101,211
Peter J. Johnson            [      ]             9,600          James P. Hallett       [      ]                88,844
George L. Mayer             [      ]             9,116          Donald J. Shippar      [      ]                28,391
Jack I. Rajala              [      ]             9,600

All directors and
executive officers
as a group (20):            [      ]           618,815

---------------------------------------------------------------------------------------------------------------------------

<F1> Includes (i) shares as to which voting and investment power is shared with the person's spouse: Mr. Johnson - [     ],
     and all directors and officers as a group - [     ]; (ii) shares owned by the person's  spouse: Mr. Gartzke - [     ],
     Mr. Mayer - [     ], Mr. Smith - [     ], Mr. Crandell - [     ] and all directors and officers as a  group - [     ];
     and (iii) shares held as trustee: Mr. Mayer - [     ].  Each director and executive officer owns only a fraction  of 1 percent of any class of ALLETE stock, and all directors and executive officers as a group also own less than 1 percent of any class of ALLETE stock.
<F2> Includes 15,154 options owned by Mr. Crandell's spouse that are exercisable within 60 days after March 14, 2003.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires ALLETE's directors and executive officers, and persons who own more than 10 percent of a registered class of ALLETE's equity securities, to file reports of initial ownership of Common Stock and other equity securities and subsequent changes in that ownership with the Securities and Exchange Commission and the New York Stock Exchange. Based on a review of such reports, ALLETE believes that all such filing requirements were met during 2002, except that an initial report (Form 3) for Mr. Donald Shippar was filed approximately three months late and a report (Form 5) for Mr. Nick Smith covering one stock option grant was filed seven days late. Both late filings were the result of administrative error on the part of the Company.

PROPOSALS OF SHAREHOLDERS FOR THE 2004 ANNUAL MEETING

         All proposals from shareholders to be considered for inclusion in the Proxy Statement relating to the Annual Meeting scheduled for May 11, 2004 must be received by the Secretary of ALLETE at 30 West Superior Street, Duluth, Minnesota 55802, not later than November 19, 2003. In addition, the persons to be named as Proxies in the Proxy Cards relating to that Annual Meeting may have the discretion to vote their proxies in accordance with their judgment on any matter as to which ALLETE did not have notice prior to February 5, 2004, without discussion of such matter in the Proxy Statement relating to that Annual Meeting.

                                                                Preliminary Copy


--------------------------------------------------------------------------------
                       ITEM NO. 1 - ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

         It is intended that the shares represented by the Proxy will be voted, unless authority is withheld, "FOR" the election of the ten nominees for director named below and on the opposite page. Directors are elected to serve until the next annual election of directors and until a successor is elected and qualified, or until a director's earlier resignation or removal. In the event that any nominee should become unavailable, which is not anticipated, the Board of Directors may provide by resolution for a lesser number of directors, or designate substitute nominees, who would receive the votes represented by the enclosed Proxy.

CURRENT DIRECTORS/NOMINEES FOR DIRECTOR
--------------------------------------------------------------------------------
[PHOTO OMITTED]     WYNN  V.  BUSSMANN,  61, Birmingham, MI. Member of the Audit
                    Committee.  Senior Vice  President - Global  Forecasting  of
                    J.D.  Power  and  Associates,   an  international  marketing
                    information  firm.  From  1994  to  2001  he  was  Corporate
                    Economist  for  Daimler  Chrysler   Corporation,   where  he
                    provided  forecasts  and analysis of vehicle sales and other trends in the  vehicle  industry  for product  strategy  and planning.  Chair of Society of Automotive  Analysts and past chair of the Conference of Business Analysts. DIRECTOR SINCE
                    2002.
--------------------------------------------------------------------------------
[PHOTO OMITTED]     THOMAS L. CUNNINGHAM, 57, St. Augustine, FL. Retired in 2002
                    from his position of Director, Remarketing Strategy for Ford
                    Motor Company, where he was responsible for the total design and  implementation of Ford's used vehicle sales strategy in the United States. From 1989 to 2001 he was Manager, Vehicle
                    Remarketing  for Ford,  where he developed  industry-leading vehicle remarketing processes. FIRST-TIME NOMINEE.
--------------------------------------------------------------------------------
[PHOTO OMITTED]     DENNIS E. EVANS, 64, Scottsdale, AZ. Member of the Corporate
                    Governance  and  Nominating  Committee,  and  the  Executive
                    Compensation  Committee.  President  and  CEO of the  Hanrow
                    Financial  Group,  Ltd., a merchant  banking firm.  DIRECTOR
                    SINCE 1986.
--------------------------------------------------------------------------------
[PHOTO OMITTED]     DAVID G. GARTZKE,  59, Duluth,  MN. Chairman,  President and
                    CEO  of  ALLETE.  From  1994  to  2001  he was  Senior  Vice
                    President and CFO of ALLETE. Board member of Edison Electric
                    Institute and the Minnesota Business  Partnership.  DIRECTOR
                    SINCE 2001.
--------------------------------------------------------------------------------
[PHOTO OMITTED]     PETER  J.  JOHNSON,  66,  Tower,  MN.  Member  of the  Audit
                    Committee. Chairman and CEO of Hoover Construction Company, a highway and heavy construction contractor. DIRECTOR SINCE
                    1994.

                                                                Preliminary Copy


CURRENT DIRECTORS/NOMINEES FOR DIRECTOR
--------------------------------------------------------------------------------
[PHOTO OMITTED]     GEORGE  L.  MAYER,  58,  Essex,  CT.  Member  of  the  Audit
                    Committee.  Founder and President of Manhattan  Realty Group
                    which  manages  various  real  estate   properties   located
                    predominantly in the northeastern United States. Director of
                    Schwaab,  Inc., one of the nation's largest manufacturers of handheld  rubber stamps and  associated  products.  DIRECTOR
                    SINCE 1996.
--------------------------------------------------------------------------------
[PHOTO OMITTED]     JACK  I.  RAJALA,  63,  Grand  Rapids,  MN.  Member  of  the
                    Corporate Governance and Nominating Committee.  Chairman and
                    CEO of Rajala  Companies,  and  Director  and  President  of
                    Rajala Mill  Company  which  manufacture  and trade  lumber.
                    Director of Grand  Rapids  State  Bank.  Board of Regents of
                    Concordia College in Minnesota. DIRECTOR SINCE 1985.
--------------------------------------------------------------------------------
[PHOTO OMITTED]     NICK SMITH,  66,  Duluth,  MN.  Lead  Director of the ALLETE
                    Board.  Chair of the  Corporate  Governance  and  Nominating
                    Committee,   and  member  of  the   Executive   Compensation
                    Committee.   Chairman   and   CEO  of   Northeast   Ventures
                    Corporation,   a  venture  firm  investing  in  northeastern
                    Minnesota. Chairman of Community Development Venture Capital
                    Alliance,  a national  association.  Director of North Shore
                    Bank of Commerce. DIRECTOR SINCE 1995.
--------------------------------------------------------------------------------
[PHOTO OMITTED]     BRUCE  W.  STENDER,  61,  Duluth,  MN.  Chair  of the  Audit
                    Committee  and  member  of  the  Corporate   Governance  and
                    Nominating   Committee.   President   and  CEO  of  Labovitz
                    Enterprises,  Inc. which owns and manages hotel  properties.
                    Trustee  of the C.K.  Blandin  Foundation  and member of the
                    Chancellor's   Advisory  Committee  for  the  University  of
                    Minnesota Duluth. DIRECTOR SINCE 1995.
--------------------------------------------------------------------------------
[PHOTO OMITTED]     DONALD C. WEGMILLER,  64,  Minneapolis,  MN. Chairman of the
                    Executive Compensation  Committee.  Chairman of Clark/Bardes
                    Consulting  - Healthcare  Group,  a national  executive  and
                    physician   compensation   and  benefits   consulting  firm.
                    Director   of   LecTec    Corporation,    Medical   Graphics
                    Corporation,  Possis Medical, Inc., SelectCare, Inc. and JLJ
                    Medical Devices International, LLC. DIRECTOR SINCE 1992.

                                                                Preliminary Copy


CORPORATE GOVERNANCE

         Corporate governance encompasses the internal policies and practices by which ALLETE is operated and controlled on behalf of its shareholders. Sound corporate governance starts with a strong, independent Board of Directors that is accountable to the Company and its owners. The role of the Board is to effectively govern the affairs of the Company for the benefit of its shareholders and, to the extent appropriate under Minnesota law, other constituencies which include the Company's employees, customers, suppliers and the communities in which it does business. Since its ultimate goal is to better focus and direct the resources of the Company, we see good corporate governance as a source of competitive advantage.

         In the last year the Board reviewed its corporate governance practices. The Board's practices already conformed with most of the requirements of new laws, rules and proposed rules pertaining to corporate governance. However, the Board and its committees took this opportunity to formalize existing practices and policies and strengthen them as appropriate. For example, the Board adopted Corporate Governance Guidelines which articulate Board and committee roles and responsibilities, guidelines for their composition, membership selection and operations, director compensation guidelines and other matters. Committee charters were reviewed and amended. Self-evaluation processes were formalized and improved. The Board and its committees meet regularly without members of management present, have direct access to and meet individually with members of management, and retain their own advisors as they deem appropriate.

BOARD AND COMMITTEE MEETINGS IN 2002

         During 2002 the Board of Directors held nine meetings. The Corporate Governance and Nominating Committee, which held eight meetings during 2002, provides recommendations to the Board with respect to Board organization, membership, function, Committee structure and membership, succession planning for the executive management, and the application of corporate governance principles. This Committee also performs the functions of a director nominating committee, leads the Board's annual evaluation of the Chief Executive Officer and is authorized to exercise the authority of the Board in the intervals between meetings. Shareholders may recommend nominees for director to the Corporate Governance and Nominating Committee by addressing the Secretary of ALLETE, 30 West Superior Street, Duluth, Minnesota 55802. The Audit Committee, which held eight meetings in 2002, recommends the selection of independent auditors, reviews and evaluates ALLETE's accounting practices, reviews periodic financial reports to be provided to the public, and reviews and recommends approval of the annual audit report. The Executive Compensation Committee, which held seven meetings in 2002, establishes compensation and benefit arrangements for ALLETE officers and other key executives that are intended to be equitable, competitive in the marketplace and consistent with corporate objectives. All directors attended 75 percent or more of the aggregate number of meetings of the Board of Directors and applicable committee meetings in 2002.

DIRECTOR COMPENSATION

         Employee directors receive no additional compensation for their services as directors. In 2002 ALLETE paid each non-employee director an annual retainer fee of $11,000 and 1,300 shares of Common Stock under the terms of the ALLETE Director Stock Plan. In addition, each non-employee director was paid
$6,000 as a committee retainer fee for each committee assignment. Each non-employee director who is the chairman of a committee received an additional $3,000 retainer. Directors may elect to defer all or a part of the cash portion of their retainer. The shares of Common Stock paid to directors with respect to 2002 had an average market price of $25.82 per share. The Board authorized additional payments of $5,000 to Audit Committee members Mr. Bussmann, Ms. Hood, Mr. Johnson and Mr. Mayer, and $7,500 to Audit Committee Chair Mr. Stender in recognition of additional responsibilities related to the implementation of new mandates under the federal securities laws.

         Under the ALLETE Director Long-Term Stock Incentive Plan, non-employee directors receive automatic grants of 1,500 stock options every year and performance shares valued at $10,000 every other year. Fifty percent of the stock options vest and become exercisable after the first year, the remaining 50 percent after the second year and expire on the tenth anniversary of the date of grant. The exercise price for each grant is the closing sale price of Common Stock on the date of grant. The performance periods for performance shares end on December 31 of the year following the date of grant. Dividend equivalents in the form of additional performance shares accrue during the performance period and are paid only to the extent the underlying grant is earned. The performance goal of each performance period is based on Total Shareholder Return for ALLETE in comparison to Total Shareholder Return for 16 diversified electric utilities. Any awards earned are paid out in Common Stock. No performance period ended in 2002 and therefore, no awards were earned. The Board authorized Mr. Smith, as lead director, to receive the following additional compensation in 2002: $12,667 retainer fee; 867 shares of Common Stock under the Director Stock Plan; 1,875 stock options; and performance shares valued at $6,251 under the Director Long-Term Stock Incentive Plan.

                                                                Preliminary Copy


COMPENSATION OF EXECUTIVE OFFICERS

         The following information describes compensation paid in the years 2000 through 2002 for ALLETE's named executive officers.

                                                SUMMARY COMPENSATION TABLE
-----------------------------------------------------------------------------------------------------------------------
                                         Annual Compensation<F1>           Long-Term Compensation
                                         -----------------------  -------------------------------------
                                                                            Awards              Payouts
                                                                  -------------------------    --------
Name                                                              Restricted     Securities                   All
and                                                                 Stock        Underlying      LTIP        Other
Principal                                   Salary     Bonus        Awards        Options       Payouts      Comp.<F6>
Position                          Year       ($)        ($)          ($)            (#)           ($)         ($)
-----------------------------------------------------------------------------------------------------------------------
DAVID G. GARTZKE                  2002     515,385          0             0        89,667        99,388      74,195
Chairman, President and CEO       2001     319,866    489,590<F2>   493,800<F4>    16,883       139,394      42,139
                                  2000     239,927    225,523             0        24,928        11,764      35,403

JAMES P. HALLETT                  2002     420,692    153,344<F3>         0        42,500       117,912      47,516
Executive Vice President;         2001     361,885    890,565             0        19,350       195,531      34,664
President and CEO of              2000     288,446    319,899             0        29,520       213,396<F5>  38,697
ALLETE Automotive Services

ROBERT D. EDWARDS                 2002     332,154     30,724             0        57,869        84,376      61,585
Executive Vice President;         2001     311,558    208,432             0        19,350       144,887      50,995
CEO of Minnesota Power            2000     291,193    204,902             0        30,941        30,580      46,307

DONNIE R. CRANDELL                2002     278,077          0             0        28,125       104,630      46,575
Executive Vice President;         2001     263,135    236,318             0        26,240       157,723      39,159
President of ALLETE
Water Services                    2000     248,192    247,311             0        26,240        20,898      30,698

DONALD J. SHIPPAR                 2002     231,041     25,132             0         8,371        52,961      29,506
President and COO                 2001     194,654    104,654             0         6,136        88,524      21,336
of Minnesota Power                2000     186,373     87,897             0         9,840        17,319      18,588
-----------------------------------------------------------------------------------------------------------------------

<F1>  Amounts shown include compensation earned by the named executive officers, as well as amounts earned but deferred at the election of those officers.  The "Bonus" column is comprised of amounts earned pursuant to Results Sharing and the Executive  Annual  Incentive  Plan.  For bonuses paid in Common  Stock,  the market value of the stock at the time of payment is included.
<F2>  Included in this amount is $250,000 paid as a bonus in connection with his election to the office of President.
<F3>  Included in the amount shown for Mr.  Hallett is an annual  retention  bonus of $102,550 paid in a combination of
      Common Stock and cash.
<F4>  The amount  shown  represents  the value of 20,000 deferred  share units of Common Stock  granted on December 18,
      2001. On December 31, 2002,  10,000 shares valued at $226,800 remained deferred under the terms of the grant. Mr.
      Gartzke receives dividend equivalents on these deferred share units.
<F5>  Includes  a   supplemental  payment  based  upon  significantly   exceeding  multi-year   financial   performance
      targets  established in 1996.
<F6>  The amounts shown for 2002 include the following ALLETE annual  contributions for the named executive officers:

                          Contribution to the         Contribution to the       Above-Market Interest
                        Retirement Savings and           Supplemental              on Compensation
                         Stock Ownership Plan*             Executive             Deferred Under the
Name                 and the Flexible Benefit Plan      Retirement Plan      Executive Incentive Plan**
---------------------------------------------------------------------------------------------------------
David G. Gartzke               $19,800                      $47,243                    $7,152
James P. Hallett                 2,000                       45,516                         0
Robert D. Edwards               19,800                       31,143                    10,642
Donnie R. Crandell              19,800                       26,775                         0
Donald J. Shippar               17,958                        9,938                     1,610
---------------------------------------------------------------------------------------------------------
 * In 2002 ALLETE consolidated its supplemental retirement and employee  stock  ownership  plans  into  a single Retirement Savings and Stock Ownership Plan, which combines the  features of a 401(k) plan  and an employee stock ownership plan.
** ALLETE made investments in corporate-owned life insurance which will recover the cost of  this  above-
   market benefit, if actuarial factors and other assumptions are realized. The policy premiums are fully paid and ALLETE has discontinued this investment program.

                                                                Preliminary Copy


                                                    OPTION GRANTS IN LAST FISCAL YEAR
------------------------------------------------------------------------------------------------------------------------
                                           Individual Grants                                            Grant Date Value
------------------------------------------------------------------------------------------------------------------------
                                 Number of           % of Total
                                Securities         Options Granted      Exercise or                       Grant Date
                                Underlying         to Employees in      Base Price       Expiration      Present Value
Name                          Options Granted        Fiscal Year          ($/Sh)            Date              ($)<F3>
------------------------------------------------------------------------------------------------------------------------
DAVID G. GARTZKE
   New Options<F1>                 77,595                9.8%              25.68        Jan. 2, 2012        521,431
   Replacement Options<F2>          9,655                1.2%              27.95        Jan. 3, 2010         64,881
   Replacement Options              2,417                0.3%              27.95        Jan. 2, 2006         16,242

JAMES P. HALLETT
   New Options                     42,500                5.4%              25.68        Jan. 2, 2012        285,596

ROBERT D. EDWARDS
   New Options                     33,646                4.2%              25.68        Jan. 2, 2012        226,098
   Replacement Options             13,667                1.7%              30.85        Jan. 3, 2010         91,841
   Replacement Options              5,388                0.7%              30.85        Jan. 2, 2007         36,207
   Replacement Options              5,168                0.7%              30.85        Jan. 2, 2006         34,728

DONNIE R. CRANDELL
   New Options                     28,125                3.5%              25.68        Jan. 2, 2012        188,997

DONALD J. SHIPPAR
   New Options                      8,371                1.1%              25.68        Jan. 2, 2012         56,252
------------------------------------------------------------------------------------------------------------------------

<F1> New options vest 50 percent on January 2, 2003 and 50 percent on January 2, 2004. Options  granted  to  each of the executives listed in this table are subject to a change-in-control acceleration provision.
<F2> Replacement options (also known as ownership retention options or reload options)  were  granted when the executive used his shares of Common Stock to  fund the exercise price of stock options. One replacement option was granted to replace each share that was delivered by the executive as payment for the purchase price  of  shares being acquired through the exercise of a stock option. Replacement options become exercisable twelve months after their grant date and terminate on the expiration date of the option that they replaced. The  exercise price  of  replacement options is equal to the  closing  price of Common Stock on the grant date of the replacement options. Effective January 21,
     2003, the replacement option feature was removed from all outstanding stock option grants and eliminated on a going forward basis.
<F3> The grant date dollar value of options is based on ALLETE's binomial ratio  (as of  January 2,  2002) of .262.  The binomial method is a complicated  mathematical formula premised on immediate exercisability and transferability  of
     the options,  which are not features of ALLETE's options granted to executive  officers and other  employees.   The
     values shown are  theoretical  and do not  necessarily  reflect the actual values the  recipients  may   eventually
     realize.  Any actual value to the officer or other employee will depend on the extent to which the market  value of
     Common Stock at a future date exceeds the exercise price. In addition to the option exercise price,  the  following assumptions  for modeling were used to calculate the values shown for the options granted in 2002: (i)  each option remains  outstanding for a period of seven years;  (ii) expected dividend yield is 4.17 percent (based  on the most recently quarterly dividend); (iii) expected stock price volatility is .283 (based on 504 trading days  previous to
     January 2, 2002); and (iv) the risk-free rate of return is 5.16 percent (based on Treasury yields). The  grant date dollar value of the replacement options is based on an ALLETE binomial ratio determined using assumptions  that are materially similar to those applicable to the new options.


                                         AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                                    AND FY-END OPTION VALUES
------------------------------------------------------------------------------------------------------------------------
                                                              Number of Securities            Value of Unexercised
                                                             Underlying Unexercised                In-the-Money
                                                              Options at FY-End (#)            Options at FY-End ($)
                       Shares Acquired   Value Realized   ----------------------------     -----------------------------
   Name                on Exercise (#)        ($)         Exercisable    Unexercisable     Exercisable     Unexercisable
------------------------------------------------------------------------------------------------------------------------
   David G. Gartzke         21,327          258,671          54,363         98,088           135,704             0

   James P. Hallett              0                0          57,919         52,175           122,106             0

   Robert D. Edwards        49,232          771,490          50,490         67,544            61,221             0

   Donnie R. Crandell            0                0          51,721         36,404           108,905             0

   Donald J. Shippar             0                0          21,138         11,439            59,123             0
------------------------------------------------------------------------------------------------------------------------

                                                                Preliminary Copy


                    LONG-TERM INCENTIVE PLANS - AWARDS IN THE LAST FISCAL YEAR
--------------------------------------------------------------------------------------------------
                                Number of       Performance        Estimated Future Payouts Under
                              Shares, Units       or Other              Non-Stock-Based Plans
                                or Other        Period Until       -------------------------------
                                 Rights         Maturation or      Threshold    Target     Maximum
Name                              (#)              Payout             (#)         (#)        (#)
--------------------------------------------------------------------------------------------------
David G. Gartzke                 17,069         1/02 - 12/03         8,535      17,069      34,138

James P. Hallett                  9,533         1/02 - 12/03         4,767       9,533      19,066

Robert D. Edwards                 7,547         1/02 - 12/03         3,774       7,547      15,094

Donnie R. Crandell                6,308         1/02 - 12/03         3,154       6,308      12,616

Donald J. Shippar                 4,381         1/02 - 12/03         2,191       4,381       8,762
--------------------------------------------------------------------------------------------------

         The table directly above reflects the number of shares of Common Stock that can be earned pursuant to the Executive Long-Term Incentive Compensation Plan for the 2002-2003 performance period if the Total Shareholder Return of the Company meets goals established by the Executive Compensation Committee. These goals are based on the Company's ranking against a peer group of 16 diversified electric utilities. Mr. Gartzke's threshold performance share award will be earned if the Company's Total Shareholder Return ranks at least 11th, the target award will be earned if the Company ranks 7th, and the maximum award will be earned if the Company ranks 3rd. For this comparison the Total Shareholder Return ranking will be computed over the two-year period from January 1, 2002 through December 31, 2003. Dividend equivalents accrue during the performance period and are paid in shares only to the extent performance goals are achieved. If earned, 50 percent of the performance shares will be paid in Common Stock after the end of the performance period; the remaining 50 percent will be paid in Common Stock on the second anniversary of the end of the performance period. Payment is accelerated upon a change in control of the Company at 200 percent of the target number of performance shares granted as increased by dividend equivalents for the performance period.

                                                                Preliminary Copy


RETIREMENT PLANS

         The following table sets forth examples of the estimated annual retirement benefits that would be payable to participants in ALLETE's Retirement Plan and Supplemental Executive Retirement Plan after various periods of service, assuming no changes to the plans and retirement at the normal retirement age of 65.

                                             PENSION PLAN
                                           Years of Service
-------------------------------------------------------------------------------------------------------
       Remuneration<F1>      15                20             25                30            35
-------------------------------------------------------------------------------------------------------
         $100,000         $12,000           $16,000        $30,600           $35,600       $40,600
          125,000          15,000            20,000         38,250            44,500        50,750
          150,000          18,000            24,000         45,900            53,400        60,900
          175,000          21,000            28,000         53,550            62,300        71,050
          200,000          24,000            32,000         61,200            71,200        81,200
          225,000          27,000            36,000         68,850            80,100        91,350
          250,000          30,000            40,000         76,500            89,000       101,500
          300,000          36,000            48,000         91,800           106,800       121,800
          400,000          48,000            64,000        122,400           142,400       162,400
          450,000          54,000            72,000        137,700           160,200       182,700
          500,000          60,000            80,000        153,000           178,000       203,000
          600,000          72,000            96,000        183,600           213,600       243,600
          700,000          84,000           112,000        214,200           249,200       284,200
          800,000          96,000           128,000        244,800           284,800       324,800
          900,000         108,000           144,000        275,400           320,400       365,400
        1,000,000         120,000           160,000        306,000           356,000       406,000
-------------------------------------------------------------------------------------------------------

<F1> Represents the highest annualized average  compensation  (salary  and  bonus)  received  for  48 consecutive months during the employee's last 15 years of service with ALLETE. For determination of the pension benefit, the 48-month period for highest average salary may be different from the
     48-month period of highest aggregate bonus compensation.

         Retirement benefit amounts shown are in the form of a straight-life annuity to the employee and are based on amounts listed in the Summary Compensation Table under the headings "Salary" and "Bonus." Retirement benefit amounts shown are not subject to any deduction for Social Security or other offset amounts. The Retirement Plan provides that the benefit amount at retirement is subject to adjustment in future years to reflect cost of living increases to a maximum adjustment of 3 percent per year. As of December 31, 2002, the executive officers named in the Summary Compensation Table had the following years of credited service under the plans:

         David G. Gartzke    28 years       Donnie R. Crandell    22 years
         James P. Hallett     8 years       Donald J. Shippar     26 years
         Robert D. Edwards   27 years

         If ALLETE's four most highly compensated executives remain employed as a senior executive with ALLETE until age 62, a defined benefit retirement plan supplements amounts paid under other ALLETE retirement plans, so that the executive's total retirement pay is no less than 51 percent of the executive's final pay if retirement is at age 62 and no less than 60 percent of the executive's final pay if retirement is at age 65. This benefit is reduced by 2.3 percent of pay for each year under 22 years of service with ALLETE if the executive retires at age 62 and by 3 percent of pay for each of the three years between ages 62 and 65.

         With certain exceptions, the Internal Revenue Code of 1986, as amended,
(Code) restricts the aggregate amount of annual pension which may be paid to an employee under ALLETE's Retirement Plan to $160,000 for 2002. This amount is subject to adjustment in future years to reflect cost of living increases. ALLETE's Supplemental Executive Retirement Plan provides for supplemental payments by ALLETE to eligible executives (including the executive officers named in the Summary Compensation Table) in amounts sufficient to maintain total retirement benefits upon retirement at a level which would have been provided by the Retirement Plan if benefits were not restricted by the Code.

                                                                Preliminary Copy


REPORT OF BOARD'S EXECUTIVE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         Described below are the compensation policies of the Executive Compensation Committee of the Board of Directors (Committee) effective for 2002 with respect to the executive officers of ALLETE. Composed entirely of independent outside directors, the Committee is responsible for recommending to the Board policies which govern the executive compensation program of ALLETE and for administering those policies. The Committee has retained the services of Mercer Human Resource Consulting LLC (Mercer), a benefits and compensation consulting firm, to assist the Committee in connection with the performance of such responsibilities. Mercer has served in this capacity since 1995.

         The role of the executive compensation program is to help ALLETE achieve its corporate goals by motivating performance, rewarding positive results and enhancing Total Shareholder Return. Recognizing that the potential impact an individual employee has on the attainment of corporate goals tends to increase at higher levels of responsibility within ALLETE, the executive compensation program provides greater variability in compensating individuals based on results achieved as their responsibilities within ALLETE increase. In other words, individuals with the greatest potential impact on achieving the stated goals have the greatest amount to gain when goals are achieved and the greatest amount at risk when goals are not achieved.

         The program recognizes that, in order to attract and retain exceptional executive talent needed to lead and grow ALLETE's businesses, compensation must be competitive in the national market. To determine market levels of compensation for executive officers in 2002, the Committee relied upon comparative information from general industrial companies in tandem with available specific industry data (i.e., electric utility, automotive, finance, water utility, etc.) which was provided and reviewed by Mercer. All data were analyzed to determine median compensation levels for comparable positions in comparably sized companies, as measured by revenue.

         Internal Revenue Code Section 162(m) generally disallows a tax deduction to public companies for compensation over $1 million paid for any fiscal year to each of the corporation's CEO and four other most highly compensated executive officers as of the end of any fiscal year. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The stock options and performance shares granted to the executive officers under the Executive Long-Term Incentive Compensation Plan are intended to qualify as performance-based compensation within the meaning of Code Section 162(m) and should therefore be fully deductible for federal income tax purposes.

         As described below, executive officers of ALLETE receive a compensation package which consists of three basic elements: base salary, performance-based compensation and supplemental executive benefits. The CEO's compensation is discussed separately.

BASE SALARY

         Base salaries are set at a level so that, if the target level of performance is achieved under the performance-based plans as described below, executive officers' total compensation, including amounts paid under each of the performance-based compensation plans, will be near the midpoint of market compensation as described above.

PERFORMANCE-BASED COMPENSATION

         The performance-based compensation plans of ALLETE are intended by the Committee to reward executives for achieving financial and non-financial goals which the Committee determines will be required to achieve ALLETE's strategic and budgeted goals.

         Performance goals under performance-based plans are established in advance by the Committee and the Board of Directors. Target performance levels under the performance-based plans are achieved if the business unit meets its budget and if ALLETE achieves a Total Shareholder Return ranking of 7th compared to a peer group of 16 diversified utilities. Total Shareholder Return is defined as stock price appreciation plus dividends reinvested on the ex-dividend date throughout the relevant performance period, divided by the fair market value of a share at the beginning of the performance period. With target performance, it is the Committee's intent that executive compensation (including the value of stock options granted) will be near the midpoint of the relevant market. If no performance awards are earned and no value is attributed to the stock options granted, compensation of ALLETE's executive officers would be significantly below the midpoint market compensation level, while performance at increments above the target level will result in total compensation above the midpoint of the market.

                                                                Preliminary Copy



         ALLETE's performance-based compensation plans include:

      - RESULTS SHARING. The Results Sharing award opportunities for 2002 were based on earnings per share and business unit operating income. Target financial performance will result in an award of 5 percent of base salary, assuming safety and environmental protection goals established by the Committee are also accomplished. No results sharing awards were paid to the executive officers of the Company for 2002.

      - EXECUTIVE ANNUAL INCENTIVE PLAN. The Executive Annual Incentive Plan is intended to focus executive attention on meeting and exceeding annual financial and non-financial business unit goals established by the Committee. For 2002 financial goals were business unit contributions to net income, operating free cash flow and earnings per share. These financial performance measures were chosen by the Committee because of their positive correlation over time with the Total Shareholder Return achieved by ALLETE for its shareholders. Target level performance is earned if budgeted financial results are achieved. The results shown on the Summary Compensation Table reflect financial operating performance by business units in 2002 that were below budget.

      - LONG-TERM INCENTIVE PLAN (LTIP). Under the Executive Long-Term Incentive Compensation Plan, the executive officers of ALLETE, other than the CEO, have been awarded stock options (which are granted annually) and performance shares (which are granted in even-numbered years) having in the aggregate target award values ranging from 40 percent to 100 percent of their annual base salaries. The value has been allocated 70 percent to stock options and 30 percent to performance shares. The stock options have value only if the Common Stock price appreciates above the price on the date of grant. The performance shares granted for the two-year performance period ending December 31, 2003 will have value if the Total Shareholder Return of ALLETE over the two-year period ranks at least 11th in a peer group of 16 diversified electric utilities adopted by the Committee as appropriate comparators. Dividend equivalents accrue on performance shares during the performance period and are paid in Common Stock only to the extent performance goals are achieved. The maximum payout is 200 percent of the target award. If earned, the performance shares will be paid in Common Stock with 50 percent of the award paid after the end of the performance period and the remaining 50 percent on the first anniversary thereof. The LTIP payout for 2002 shown in the Summary Compensation Table includes a payment of 50 percent of the award earned for the performance period ending December 31, 2001, 50 percent of which was reported for 2001.

         The Committee has determined that these awards are consistent with its philosophy of aligning executive officers' interests with those of shareholders and to the performance of ALLETE.

SUPPLEMENTAL EXECUTIVE BENEFITS

         ALLETE has established a Supplemental Executive Retirement Plan (SERP) to compensate certain employees, including the executive officers, equitably by replacing benefits not provided by ALLETE's Flexible Benefit Plan and the Retirement Savings and Stock Ownership Plan due to government-imposed limits and to provide retirement benefits which are competitive with those offered by other businesses with which ALLETE competes for executive talent. The SERP also provides employees whose salaries exceed the salary limitations for tax-qualified plans imposed by the Code with additional benefits such that they receive in aggregate the benefits they would have been entitled to receive had such limitations not been imposed. Effective as of January 21, 2002, the SERP also provides certain executive employees with a 40 percent supplemental tax benefit in the event that a change in control of the Company results in the termination of such persons' employment and an immediate distribution in full of the covered executives' SERP account and/or Executive Investment Plan deferral account. The supplemental tax benefit applies only if the covered executive employee is not eligible for early retirement at the time of the change-in-control event.

CHIEF EXECUTIVE OFFICER COMPENSATION

         The Committee has endeavored to provide Mr. Gartzke with a compensation package that is at the 50th percentile of compensation paid by comparably-sized general industrial companies with revenue comparable to the Company. The Committee has designed Mr. Gartzke's compensation package to provide substantial incentive to achieve and exceed the Board's financial performance goals for the Company and Total Shareholder Return goals for the Company's shareholders.

                                                                Preliminary Copy


         In June 2002 the Board of Directors increased Mr. Gartzke's annual base salary 15.8 percent to move his base salary toward the median of salaries of chief executive officers of comparably-sized companies. Mr. Gartzke did not earn any awards under the Company's Results Sharing Plan nor the Executive Annual Incentive Plan in 2002 because achievement of financial goals under the plans were not met.

         Mr. Gartzke's compensation also contains elements which motivate him to focus on the longer-term performance of the Company. Under the Executive Long-Term Incentive Compensation Plan, Mr. Gartzke was awarded annual target opportunities with a value equal to 150 percent of his base salary. This value has been allocated 70 percent to stock options (which are awarded annually) and 30 percent to performance shares (which are awarded in even-numbered years). The stock options and performance shares have the same characteristics as those issued to other executive officers as described above. The LTIP payout for 2002 shown in the Summary Compensation Table includes a payment of 50 percent of the award earned for the performance period ending December 31, 2001, 50 percent of which was reported for 2001.


March 25, 2003

Executive Compensation Committee

Donald C. Wegmiller, Chairman
Kathleen A. Brekken
Dennis E. Evans
Nick Smith

EQUITY COMPENSATION PLAN INFORMATION

         The following table sets forth the Company securities available for issuance under the Company's equity compensation plans as of December 31, 2002.

                                     EQUITY COMPENSATION PLAN INFORMATION
--------------------------------------------------------------------------------------------------------------
                                 Number of Securities                                 Number of Securities
                                  to be Issued Upon           Weighted-Average         Remaining Available
                                     Exercise of              Exercise Price of        for Future Issuance
                                 Outstanding Options,        Outstanding Options,          Under Equity
Plan Category                    Warrants and Rights         Warrants and Rights       Compensation Plans<F1>
--------------------------------------------------------------------------------------------------------------
Equity Compensation                   2,292,258                    $22.48                    5,624,409<F2>
   Plans Approved by
   Security Holders

Equity Compensation                           0                       N/A                            0
   Plans Not Approved
   by Security Holders
--------------------------------------------------------------------------------------------------------------
   Total                              2,292,258                    $22.48                    5,624,409
--------------------------------------------------------------------------------------------------------------

<F1> Excludes the number of securities to be issued upon exercise of outstanding options, warrants and rights.
<F2> The  amount  shown  includes: (i) 5,053,228 shares available for  issuance under the Executive  Long-Term
     Incentive Compensation Plan (LTIP) in the form of options, rights, restricted  stock,  performance  units and shares, or other grants as approved by the Executive Compensation Committee; (ii) 162,672 shares  are
     available for issuance under the Director Long-Term Stock Incentive Plan  in the  form  of  options   and
     performance shares;  (iii)  370,366  shares  available for issuance  under the Director  Stock  Plan   as
     payment for a portion of the annual retainer payable to non-employee  directors;  and (iv) 38,143  shares
     available for  issuance  under  the  ALLETE  and  Affiliated   Companies  Employee  Stock  Purchase Plan.
     Shares available for issuance under the LTIP may be increased  by shares purchased  on the open   market,
     tendered to exercise options or withheld  to  satisfy tax  withholding  requirements in connection   with
     LTIP awards.

                                                                Preliminary Copy


REPORT OF THE AUDIT COMMITTEE

         The Audit Committee of the Board of Directors consists of four members who are independent, non-employee directors, as required by applicable listing standards of the New York Stock Exchange. The Committee assists the Board's oversight of the integrity of ALLETE's financial reports compliance with legal and regulatory requirements, the qualifications and independence of the independent auditors, the audit process and internal controls. The Committee reviews and recommends to the Board of Directors that the audited financial statements be included in ALLETE's Annual Report on Form 10-K.

          The Audit Committee has reviewed the relevant requirements of the Sarbanes-Oxley Act of 2002, the proposed rules of the Securities and Exchange Commission and the proposed new listing standards of the New York Stock Exchange regarding audit committee procedures and responsibilities. Although the Audit Committee's existing procedures and responsibilities generally complied with the requirements of these rules and standards, the Board of Directors has adopted amendments to the Committee's charter to voluntarily implement certain of the rules and to make explicit its adherence to others. A copy of the Committee's amended charter is attached as an Appendix to this Proxy Statement.

         During 2002 the Committee met and held separate discussions with ALLETE's Controller, other members of management, and the Company's independent auditor, PricewaterhouseCoopers LLP, regarding certain audit activities and the plans for and results of selected internal audits. The Committee reviewed the quarterly financial statements. It reviewed the material business control processes and the Company's compliance with laws and regulations. It also reviewed the Company's process for communicating its ethical code of conduct. The Committee approved the appointment of PricewaterhouseCoopers LLP as the Company's independent auditor for the year 2003, subject to shareholder ratification. The Company's independent auditor provided to the Committee the written disclosure required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent auditor that firm's independence.

         The Audit Committee has: (i) reviewed and discussed ALLETE's audited financial statements for the year ending December 31, 2002 with ALLETE's management and with ALLETE's independent auditors; (ii) met with management to discuss all financial statements prior to their issuance and to discuss significant accounting issues; and (iii) discussed with ALLETE's independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards) which include, among other items, matters related to the conduct of the audit of ALLETE's financial statements. The Committee has also discussed with the Chief Executive Officer and Chief Financial Officer the certification process required by the Sarbanes-Oxley Act of 2002. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Committee discussed with the independent auditor matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) as currently in effect.

         Based on the above-mentioned review and discussions, the Committee recommended to the Board of Directors that the audited financial statements be included in ALLETE's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the Securities and Exchange Commission.

         Management has advised the Audit Committee that PricewaterhouseCoopers LLP's fees for the year ended December 31, 2002 were as follows:

         AUDIT FEES: The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company's annual financial statements for the year ended December 31, 2002 and the reviews of the financial statements included in ALLETE's Forms 10-Q for 2002 were $1.1 million.

         TAX CONSULTING FEES: The aggregate fees billed in 2002 by PricewaterhouseCoopers LLP for professional services rendered for tax consulting to the Company were $1.0 million.

         ALL   OTHER   FEES:    The    aggregate    fees   billed   by
         PricewaterhouseCoopers   LLP  for  all   other   professional
         services rendered in 2002 were $0.2 million.

                                                                Preliminary Copy


We have considered and determined  that the provision of the non-audit  services
noted   in   the    foregoing    table   is    compatible    with    maintaining
PricewaterhouseCoopers LLP's independence.

March 25, 2003

Audit Committee

Bruce W. Stender, Chair
Wynn V. Bussman
Peter J. Johnson
George L. Mayer


ALLETE COMMON STOCK PERFORMANCE

         The following graph compares ALLETE's cumulative Total Shareholder Return on its Common Stock with the cumulative return of the S&P 500 Index, the Philadelphia Stock Exchange Utility Index (Philadelphia Utility Index) and the S&P Utilities Index (Electric). The S&P 500 Index is a capitalization-weighted index of 500 stocks designed to measure performance of the broad domestic economy through changes in the aggregate market value of 500 stocks representing all major industries. Because this composite index has a broad industry base, its performance may not closely track that of a composite index comprised solely of electric utilities. In 2002 ALLETE selected the Philadelphia Utility Index as a comparative to replace the S&P Utilities Index (Electric) which was discontinued in 2001. The Philadelphia Utility Index is a capitalization-weighted index of 20 utility companies involved in the production of electrical energy, while the S&P Utilities Index (Electric) was a capitalization-weighted index of 27 stocks designed to measure the performance of the electric power utility company sector of the S&P 500 Index. The calculations assume a $100 investment on December 31, 1997 and reinvestment of dividends on the ex-dividend date.

[GRAPHIC OMITTED - PERFORMANCE GRAPH]

         TOTAL SHAREHOLDER RETURN FOR THE FIVE YEARS ENDING DECEMBER 31, 2002
                                   1997      1998      1999     2000     2001    2002
                                  ----------------------------------------------------
ALLETE                             $100      $106       $86     $134     $142    $133
Philadelphia Utility Index         $100      $118       $97     $146     $127    $104
S&P 500 Index                      $100      $129      $156     $141     $125     $97
S&P Utilities Index (Electric)     $100      $115       $93     $143     $131     N/A

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                                                                Preliminary Copy


--------------------------------------------------------------------------------
        ITEM NO. 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
--------------------------------------------------------------------------------

          The Audit Committee of the Board of Directors of ALLETE recommends shareholder ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for ALLETE for the year 2003. PricewaterhouseCoopers LLP has acted in this capacity since October 1963.

          A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting of Shareholders, will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

          In connection with the 2002 audit, PricewaterhouseCoopers LLP reviewed ALLETE's annual report, examined the related financial statements, and reviewed interim financial statements and certain filings of ALLETE with the Federal Energy Regulatory Commission and the Securities and Exchange Commission.

          The  Board  of  Directors   recommends  a  vote  "FOR"  ratifying  the
appointment of PricewaterhouseCoopers LLP as ALLETE's independent auditors for 2003.

--------------------------------------------------------------------------------
    ITEM NO. 3 - APPROVAL OF THE RESERVATION OF ADDITIONAL SHARES UNDER THE
          ALLETE AND AFFILIATED COMPANIES EMPLOYEE STOCK PURCHASE PLAN
--------------------------------------------------------------------------------

         Shareholders are asked to approve an amendment to the ALLETE and Affiliated Companies Employee Stock Purchase Plan (ESPP), to increase the number of shares of ALLETE Common Stock authorized for issuance thereunder by 500,000 shares. On January 21, 2003 the Company's Board of Directors unanimously approved an amendment of the ESPP, thereby providing for this increase in the number of shares authorized for issuance under the ESPP (subject to shareholder approval).

         Approval of an amended and restated ESPP by the shareholders is not required by the terms of the ESPP. Management requests such approval, however, in order to ensure the availability to employees participating in the ESPP of certain tax benefits discussed below.

         The ESPP was established in 1976 and approved at its inception by the shareholders at the Annual Meeting of Shareholders held on May 11, 1976. The ESPP was amended and restated effective July 1, 1993, and approved again by the shareholders at the Annual Meeting of Shareholders held on May 10, 1994. The Company amended and restated the ESPP effective November 20, 1996, and again effective December 21, 2000, to reflect minor changes in administration.

         The ESPP is a broad-based plan that provides eligible employees of the Company and certain of its subsidiaries with an opportunity to purchase shares of Common Stock at a 5 percent discount through payroll deductions, optional cash payments and dividend reinvestment. By encouraging the purchase of Common Stock, the ESPP supports a basic tenet of the Company's compensation policy which is to align the financial interests of the employees with the financial interests of the Company and its shareholders. The ESPP also provides the Company with a source of capital for which there is no cost of issuance other than the 5 percent discount from market price discussed below and minor administrative costs. Management is eligible to purchase shares of Common Stock through the ESPP at the 5 percent discount on the same basis as other employees. Future benefits to management under the plan will depend on the individual election of each manager whether to purchase under the plan and in at what amounts. Management is subject to the annual contribution limits of the ESPP as described below.

         Currently, the total number of shares of Common Stock that are authorized for issuance under the ESPP is 300,043. As of March 3, 2003, 17,196 shares remain available for issuance under the ESPP and, as of this same date, 1,796 employees were participating in the ESPP.

SUMMARY OF THE ESPP

         The purposes of the ESPP are to encourage employees to become shareholders in the Company, to stimulate employee interest in the affairs of the Company, and to afford employees an opportunity to share in the profits and growth of the Company.

                                                                Preliminary Copy


         Purchases of Common Stock under the ESPP are made directly from the Company at a 5 percent discount from the market price at the time the purchases are made. The purchase price is equal to 95 percent of the closing price of the Common Stock on the New York Stock Exchange on the applicable investment date (or the next day on which the New York Stock Exchange is open if it is closed on the investment date). On each monthly investment date, each participating employee is deemed to have been granted by the Company and to have simultaneously exercised an option to purchase shares of Common Stock in an amount equal to the participant's investment contribution divided by the purchase price.

         The ESPP is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code. Under a plan that so qualifies, neither the grant of an option nor the acquisition of shares upon exercise of such option will result in taxable income to the employee or a tax deduction for the Company. Participants generally will be subject to income tax liability upon a disposition of Common Stock acquired under the ESPP. Such income tax liability would be based on the difference between the participant's basis in the Common Stock and the price at which the disposition of the Common Stock took place. The Company will be entitled to a corporate income tax deduction in any amount equal to ordinary income realized by participants as a result of "disqualifying dispositions" of Common Stock. In general, a disqualifying disposition of Common Stock occurs if a participant disposes of Common Stock acquired under the ESPP within two years of the date of purchase of such Common Stock.

         There are no fees or expenses to participants in connection with the purchases of Common Stock under the ESPP. There also are no fees or expenses to participants upon withdrawal from the ESPP, or upon termination of the ESPP by the Company, except that a participant who instructs the Company to sell shares of Common Stock held in his or her ESPP account is charged the commissions, taxes and other applicable expenses relating to those sales. All other costs of administration of the ESPP will be paid by the Company.

         The ESPP is administered for the Company by a committee known as the Employee Benefit Plans Committee (Benefits Committee). The Benefits Committee consists of not less than three members appointed by the Board of Directors with at least one member of the Benefits Committee being an officer of the Company responsible for recording and maintaining the Benefits Committee records. The Board of Directors has the power to remove members of the Benefits Committee from office.

         Employee participation in the ESPP is entirely voluntary. Employees of the Company and employees of its subsidiaries whose participation in the ESPP is approved, upon request, by the Company's Board of Directors or by the Benefits Committee are eligible to participate in the ESPP except: (i) employees who have been employed less than six months at the time shares would be purchased; (ii) employees who normally work less than 1,000 hours in a calendar year; (iii) employees who normally work less than five months in any calendar year; (iv) employees who immediately after a purchase of shares under the ESPP would own stock possessing 5 percent or more of the total combined voting power or value of all classes of stock in the Company; or (v) members of the Board of Directors who are not officers of the Company. An eligible employee may join the ESPP at any time.

         Eligible employees who participate in the ESPP are able to purchase Common Stock through reinvested dividends, payroll deduction, optional cash payments or a combination of all. An eligible employee may select payroll deductions in after-tax dollars in any amount not less than $5 per payroll period, nor more than a total of $23,750 per year. Optional cash payments cannot be less than $10 per payment, nor more than a total of $23,750 per year. The same amount of money need not be invested each month through optional cash payments and there is no obligation to make an optional cash payment in any month. Until the Company is notified of a participant's death or withdrawal from the ESPP, the ESPP is terminated by the Company, or the participant ceases to be a regular employee of the Company, all cash dividends paid on shares of Common Stock in the participant's ESPP account are used to purchase additional authorized, but unissued shares of Common Stock. In any event, the sum of payroll deductions, optional cash payments and dividends available for reinvestment for any participant may not exceed $23,750 per year. Any amount in excess of $23,750 will be refunded to the participant without interest.

         Each participant in the ESPP is allowed to have only one account. Shares of Common Stock purchased for the account of each participant will be registered in the name of the Company as "Agent" for the participant.

         Each participant will receive a periodic statement of his or her account and a statement following any transaction affecting his or her ESPP account. Each participant also will receive copies of the same communications sent to all holders of Common Stock, including the Company's current quarterly Investor

                                                                Preliminary Copy


Newsletter,  the   Annual   Report  to   Shareholders,   the  Notice  of  Annual
Meeting and Proxy Statement, and Internal Revenue Service information for reporting dividends paid.

         The number of shares to be purchased pursuant to the ESPP depends upon the amount of the participant's payroll deductions and optional cash payments, dividends available for reinvestment, the price of the shares of Common Stock, and the number of shares available for issuance and sale under the ESPP.

         Subject to the maximum number of shares of Common Stock available for issuance and sale under the ESPP, each participant's account will be credited with that number of shares (including any fraction of a share computed to three decimal places) equal to the total amount to be invested divided by the per share purchase price of the Common Stock on the appropriate investment date.

         Certificates for shares of Common Stock purchased under the ESPP will not normally be issued to participants. The number of shares credited to an account under the ESPP will be shown on each statement of account mailed to the participant.

         Without withdrawing from the ESPP, a participant may request the issuance of, and the Company will issue, certificates for any number of whole shares in the participant's ESPP account. Any remaining whole shares and any fractional share will continue to be credited to the participant's account. Certificates for fractional shares will not be issued under any circumstances. Certificates for whole shares, when issued, will be registered in the name of the account.

         Shares of Common Stock credited to the account of a participant under the ESPP may not be pledged. The right to purchase shares pursuant to the ESPP is not transferable in any manner.

         A participant may withdraw from the ESPP at any time. A participant's death or withdrawal from the ESPP will stop all investment on an investment date, if written notification of death or withdrawal is received not later than five business days prior to such investment date. Any payroll deductions, optional cash payments, or dividends available for reinvestment for which investment has been stopped by timely notification of death or withdrawal from the ESPP will be paid by the Company to the participant or the participant's estate without interest.

         The Company or its designated agent must be notified in writing of a participant's death or withdrawal from the ESPP. Upon notification of a participant's death or withdrawal from the ESPP, termination of the ESPP, or a participant ceasing to be a regular employee of the Company, certificates for whole shares included in the participant's ESPP account (less any shares of Common Stock sold by the Company on behalf of the participant) will be issued and a cash payment will be made for any fraction of a share included in the participant's account. The cash payment for any fractional share will be based on the net price received by the Company when such fractional share is sold. Sales of fractional shares are combined with sales of other such fractional shares.

         For each meeting of shareholders, each participant in the ESPP will receive a Proxy for voting shares and fractional shares included in his or her ESPP account. If a properly signed Proxy is returned lacking full instructions with regard to any item thereon, then all of the participant's shares included in the participant's ESPP account will be voted with respect to such item in the same manner as for non-participating shareholders who return proxies and do not provide instructions, that is, in accordance with the recommendation of the Board of Directors. If the Proxy is not returned or if it is returned unsigned, none of the participant's shares will be voted unless the participant votes in person.

         The Board of Directors reserves the right to suspend, modify, amend or terminate the ESPP at any time except that the Board of Directors cannot decrease the purchase price of the shares offered pursuant to the ESPP, or make more restrictive the eligibility requirements for employees wishing to participate in the ESPP. All participants will receive notice of any suspension, modification, amendment or termination of the ESPP.

         The Company is authorized to take such actions to carry out the ESPP as may be consistent with the ESPP's terms and conditions. The Company reserves the right to interpret and regulate the ESPP as it deems desirable or necessary in connection with the ESPP's operation.

         The Board of Directors recommends that the shareholders vote "FOR" approval of the amendment to the ESPP.

--------------------------------------------------------------------------------
                                 OTHER BUSINESS
--------------------------------------------------------------------------------

         The Board of Directors does not know of any other business to be presented at the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying Proxy Card to vote pursuant to the proxies in accordance with their judgment in such matters.

         All shareholders are asked to promptly return their Proxy in order that the necessary vote may be present at the meeting. We respectfully request that you vote your Proxy at your earliest convenience either by signing and returning the accompanying Proxy Card by mail, or following the enclosed instructions to vote by phone or the Internet.

By order of the Board of Directors,

Dated March 25, 2003



Philip R. Halverson
Vice President, General Counsel and Secretary

                                                                Preliminary Copy


                                                                        APPENDIX

                                  ALLETE, INC.
                               BOARD OF DIRECTORS

                             AUDIT COMMITTEE CHARTER

PURPOSES AND ROLE OF COMMITTEE

The purposes of the Audit Committee (Committee) of the Board of Directors (Board) of ALLETE, Inc. (Company) are to: (A) assist the Board's oversight of
(1) the integrity of the Company's financial statements, (2) the Company's compliance with legal and regulatory requirements, (3) the independent auditor's qualifications and independence, and (4) the performance of the Company's internal audit function and independent auditors; and (B) prepare the report that Securities and Exchange Commission (Commission) rules require to be included in the Company's annual proxy statement.

The role of the Committee is oversight. Management and the internal audit department are responsible for maintaining and evaluating appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the financial statements and assessing the Company's internal controls. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any certification as to the independent auditors' work or the work or report of any expert. Each member of the Committee shall be entitled to reasonably rely on the integrity of people and organizations from whom the Committee receives information and the accuracy of such information.

COMMITTEE MEMBERSHIP

The Committee shall consist of three or more members of the Board,  each of whom
(A) satisfies the requirements for independence pursuant to law and the listing standards of the New York Stock Exchange (NYSE), and (B) is financially literate as required by the listing standards of the NYSE. At least one Committee member shall have accounting or related financial management expertise as required by the listing standards of the NYSE. Committee members may not serve on audit committees of more than two other publicly traded companies. Committee members shall serve at the pleasure of the Board and for such term or terms as the Board may determine.

COMMITTEE STRUCTURE AND OPERATIONS

The Board shall designate one member of the Committee as its Chair. The Committee shall meet at least quarterly at a time and place determined by the Board or the Committee Chair, with further meetings to occur when deemed necessary or desirable by a majority of the Committee or its Chair. The
Committee will meet periodically in executive session without management present.

A majority of the Committee members currently holding office constitutes a quorum for the transaction of business. The Committee shall take action by the affirmative vote of a majority of the Committee members present at a duly held meeting. The Committee may meet in person or telephonically, and may act by unanimous written consent when deemed necessary or desirable by the Committee or its Chair. The Committee may recommend to the Board procedures to be observed in executing its responsibilities. The Committee may invite such members of management to its meetings as it may deem desirable or appropriate.

COMMITTEE DUTIES AND RESPONSIBILITIES

The duties and responsibilities of the Committee are to:

1. Appoint, retain and terminate, and approve fees and terms of retention of the public accounting firm serving as the Company's independent auditors (subject to ratification by Company shareholders if deemed appropriate). The Committee shall be responsible for the oversight of the independent accounting firm engaged by the Company for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services, including resolution of disagreements between

                                                                Preliminary Copy



     management and the independent accounting firm regarding financial reporting. The Committee shall pre-approve any audit and non-audit services by the independent auditors as required by applicable law and the rules of the NYSE. The Committee shall directly implement these responsibilities.

2. Instruct the independent auditors that they are to report directly to the Committee, and provide that they are ultimately responsible to the Committee and the Board.

3. Review with the independent auditors the scope of the prospective audit, the estimated fees therefor and such other matters pertaining to such audit as the Committee may deem appropriate. Receive copies of the annual comments from the outside auditors on accounting procedures and systems of control. Recommend to the Board the acceptance of such audits that are accompanied by certification.

4. Review and discuss with management and the independent auditor, before filing with the Commission, the annual audited financial statements and quarterly financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

5.   Review  and  discuss   earnings  press  releases,  as  well  as   financial
     information and earnings guidance provided to analysts and rating agencies.

6. Advise management, the internal audit department and the independent auditors that they are expected to provide to the Committee a timely analysis of and opportunity to discuss significant financial reporting issues and practices, critical accounting policies, major issues regarding accounting principles and financial statement presentations (including any significant changes in the Company's selection or application of accounting principles), and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies.

7. Direct management and the independent auditors to disclose to the Committee any significant risks and exposures; discuss policies with respect to risk assessment and risk management.

8. Review with the independent auditors any audit problems or difficulties and management's response.

9. Review the action taken by management on the internal auditors' and independent auditors' recommendations.

10. Review with the senior internal audit executive the annual internal audit plan and scope of internal audits, including the procedure for assuring implementation of accepted recommendations made by the independent auditors. Advise the senior internal audit executive that he or she is expected to provide the Committee with summaries of any significant identified control issues and management's response thereto, and inform the Committee of any significant changes to the internal audit department charter, staffing or budget.

11. Make or cause to be made, from time to time, such other examinations or reviews as the Committee may deem advisable with respect to the adequacy of the systems of internal controls and accounting practices of the Company and its subsidiaries and with respect to current accounting trends and developments, and take such action with respect thereto as may be deemed appropriate.

12. Review the appointment, reassignment, and replacement of the senior internal audit executive.

13. Set clear hiring policies for employees or former employees of the independent auditors.

14. On a periodic basis, and without others present, meet separately with the independent auditors, the senior internal audit executive, the controller, the general counsel, and other members of management as appropriate.

15. Review with management, the independent auditors and the senior internal audit executive the adequacy of and any significant changes in the internal controls, the accounting policies procedures or practices of the Company and its subsidiaries, and compliance with Corporate policies, directives and applicable laws.

16. Ensure that the independent auditor submits on a periodic basis to the Committee a formal written statement delineating all relationships between the auditor and the Company that may have a bearing on

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                                                                Preliminary Copy



     the auditor's independence, engage in an active dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor, and recommend to the Board any action deemed appropriate in response to the independent auditor's report to satisfy the Board and the Committee of the independent auditor's independence.

17. Obtain and review, at least annually, a report by the independent auditor describing: the independent auditor's internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor's independence) all relationships between the independent auditor and the Company.

18. Establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and the confidential, anonymous submission by employees of the Company and its affiliates of concerns regarding questionable accounting, internal control or auditing matters.

19.  Review  the  status  of  compliance with laws,  regulations,  and  internal procedures, contingent liabilities and risks that may be material to the Company, the scope and status of systems designed to assure Company compliance with laws, regulations and internal procedures, through receiving reports from management, legal counsel and other third parties as determined by the Committee on such matters, as well as major legislative and regulatory developments which could materially impact the Company's contingent liabilities and risks.

20. Prepare a report for inclusion in the annual proxy statement that specifies the Directors who sit on the Committee, describes the Committee's responsibilities as outlined in this Charter, and discusses how these responsibilities were discharged during the year.

21. Conduct or authorize investigations into any matters within the Committee's scope of responsibility, consistent with procedures to be adopted by the Committee.

22.  Review and assess the adequacy of the Committee charter annually.

COMMITTEE REPORTS

1. Report to the Board on a regular basis on the activities of the Committee and make such recommendations with respect to the above matters as the Committee may deem necessary or appropriate. This report shall include a review of any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditors, or the performance of the internal audit function.

2. Transmit to the Board notices of Committee meetings, agendas, and meeting minutes.

3. At the time of or in advance of the Annual Directors Meeting held in May of each year, present an annual performance evaluation of the Committee, which shall assess the performance of the Committee in relation to its duties and responsibilities under this charter, recommend any amendments to this charter, and set forth the goals and objectives of the Committee for the ensuing twelve months.

4. Report on matters required by the rules of the Commission to be disclosed in the Company's annual proxy statement.

DELEGATION OF AUTHORITY

The Committee may, in its discretion, delegate certain of its duties and responsibilities to a subcommittee of the Committee.

The Committee may delegate to one or more of its members the authority to grant pre-approvals of auditing and non-audit services to be performed by the Company's independent auditor subject to such guidelines as the Committee may determine. Any such decisions to pre-approve shall be presented to the full Committee at its next following regular meeting.

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RESOURCES AND AUTHORITY OF THE COMMITTEE

The Committee shall have the resources and appropriate funding, as determined by the Committee, to discharge its duties and responsibilities. The Committee shall have the authority to retain and discharge, and approve fees and other terms and conditions for retention of independent experts in accounting and auditing, legal counsel and other experts or advisors. The Committee may direct any officer or employee of the Company or request any employee of the Company's independent auditors or outside legal counsel to attend a Committee meeting or meet with any Committee members.

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                                                                Preliminary Copy




          "Printed with soy based inks on recycled paper containing at least 10 percent fibers from paper recycled by consumers."

                    [RECYCLE LOGO] [LOGO PRINTED WITH SOY INK]

                                                                Preliminary Copy


                                  [ALLETE LOGO]


                         ANNUAL MEETING OF SHAREHOLDERS
                              TUESDAY, MAY 13, 2003
                                   10:30 A.M.
                              DULUTH ENTERTAINMENT
                                CONVENTION CENTER
                                350 HARBOR DRIVE
                                   DULUTH, MN





[ALLETE LOGO]                                                              PROXY
             ALLETE, INC., 30 WEST SUPERIOR STREET, DULUTH, MINNESOTA 55802-2093
--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON MAY 13, 2003.

David G. Gartzke and Philip R. Halverson or either of them, with power of substitution, are hereby appointed Proxies of the undersigned to vote all shares of ALLETE, Inc. stock owned by the undersigned at the Annual Meeting of Shareholders to be held in the auditorium at the Duluth Entertainment Convention Center, 350 Harbor Drive, Duluth, Minnesota, at 10:30 a.m. on Tuesday, May 13, 2003, or any adjournments thereof, with respect to the election of Directors, ratification of the appointment of independent auditors, the reservation of additional shares of ALLETE Common Stock to be issued under the Employee Stock Purchase Plan, and any other matters as may properly come before the meeting.

THIS PROXY CONFERS AUTHORITY TO VOTE EACH PROPOSAL LISTED ON THE OTHER SIDE UNLESS OTHERWISE INDICATED. If any other business is transacted at said meeting, this Proxy shall be voted in accordance with the best judgment of the Proxies. The Board of Directors recommends a vote "FOR" each of the listed proposals.This Proxy is solicited on behalf of the Board of Directors of ALLETE, Inc., and may be revoked prior to its exercise. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE. ALTERNATIVELY, AUTHORIZE THE ABOVE-NAMED PROXIES TO VOTE THE SHARES REPRESENTED ON THIS PROXY CARD BY PHONE OR THE INTERNET AS DESCRIBED ON THE OTHER SIDE. Shares cannot be voted unless these instructions are followed, or other specific arrangements are made to have the shares represented at the meeting. By responding promptly, you may help save the costs of additional Proxy solicitations.

                      SEE REVERSE FOR VOTING INSTRUCTIONS.

                                                                Preliminary Copy



THERE ARE THREE WAYS TO VOTE YOUR PROXY                               ----------
                                                                       COMPANY #
YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO        CONTROL #
VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND ---------- RETURNED YOUR PROXY CARD.

VOTE BY PHONE - TOLL FREE - 1-800-240-6326 - QUICK --- EASY --- IMMEDIATE

- Use any touch-tone telephone to vote your Proxy 24 hours a day, 7 days a week, until 11:00 a.m. (CT) on May 12, 2003.
- You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (these numbers are located on the Proxy Card) and the last 4-digits of the U.S. Social Security Number or Tax Identification Number for this account. If you do not have a U.S. SSN or TIN please enter 4 zeros.
- Follow the simple instructions the voice provides you.

VOTE BY INTERNET - http://www.eproxy.com/ale/ - QUICK --- EASY --- IMMEDIATE

- Use the Internet to vote your Proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 12, 2003.
- You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (these numbers are located on the Proxy Card) and the last 4-digits of the U.S. Social Security Number or Tax Identification Number for this account to obtain your records and create an electronic ballot. If you do not have a U.S. SSN or TIN please leave blank.

VOTE BY MAIL

Mark, sign and date your Proxy card and return it in the postage-paid envelope we've provided or return it to ALLETE, Inc., c/o Shareowner Services (servicemark), P.O. Box 64873, St. Paul, MN 55164-0873.

      IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD

                             - PLEASE DETACH HERE -

--------------------------------------------------------------------------------

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

1. Election of Directors:  01 Bussmann    02 Cunningham   03 Evans    04 Gartzke
                           05 Johnson     06 Mayer        07 Rajala   08 Smith
                           09 Stender     10 Wegmiller

/ / Vote FOR all nominees    / / Vote WITHHELD from all nominees
    (except as marked)

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY      ----------------------
INDICATED NOMINEE, WRITE THE NUMBER(S) OF THE NOMINEE(S)
IN THE BOX PROVIDED TO THE RIGHT.)                        ----------------------



2. Ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors.

    / / For       / / Against       / / Abstain


3. Reservation of an additional 500,000 shares of ALLETE Common Stock for issuance under the Employee Stock Purchase Plan.

    / / For       / / Against       / / Abstain


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEMS 1, 2 AND 3.
                        ---

Address Change? Mark Box  / /                       Date
                                                         -----------------------
Indicate changes below:
                                             -----------------------------------




                                             -----------------------------------
                                             Signature(s) in Box

                                             Please sign exactly as your name(s)
                                             appears on Proxy.  If held in joint
                                             tenancy,  all  persons  must  sign.
                                             Trustees,   administrators,   etc.,
                                             should include title and authority.
                                             Corporations  should  provide  full
                                             name of  corporation  and  title of
                                             authorized   officer   signing  the
                                             Proxy.
--------------------------------------------------------------------------------

                                                                Preliminary Copy


YOU'RE INVITED!

[ALLETE LOGO]     ANNUAL MEETING OF SHAREHOLDERS
                          2003 May 13th
                            10:30 AM
             At the Duluth Entertainment Convention Center
                        IN DULUTH, MINNESOTA


Dear Shareholder:

It's my pleasure to invite you to ALLETE's Annual Meeting of Shareholders on Tuesday, May 13 beginning at 10:30 a.m. at the Duluth Entertainment Convention Center. Our agenda will include business highlights from 2002 and a discussion of strategic issues facing ALLETE. Lunch will be served in the DECC's Lake Superior Ballroom after the meeting.

Please make plans to join us May 13. It will be a great opportunity to learn the latest information about ALLETE and enjoy the camaraderie of your fellow shareholders. We look forward to seeing you.

Sincerely,


/s/ David G. Gartzke

David G. Gartzke
Chairman, President
and Chief Executive Officer


REGISTRATION
Registration begins at 9 a.m. inside the entrance to the DECC. Parking is free, so be sure to tell the gate attendant you're a shareholder.

When you register, you'll receive a ticket to lunch and a ticket for a chance to win shares of ALLETE stock.

ANNUAL MEETING
The DECC Auditorium doors will open at 9:30 a.m. and the meeting will begin promptly at 10:30 a.m.

LUNCH
A box lunch will be served following the meeting in the Lake Superior Ballroom within the DECC.

RESERVATION INSTRUCTIONS
Please complete the card below, detach and mail. If you have questions, call Shareholder Services toll-free at 1-800-535-3045, or 218-723-3974.

If your plans change after you've sent the reservation card and you can't attend, please let us know by calling Shareholder Services.

--------------------------------------------------------------------------------
 RESERVATION CARD-Complete and mail this postage-paid card as soon as possible.
                       Please do not enclose with your proxy.
--------------------------------------------------------------------------------

      Yes, I will attend the Annual Meeting and the lunch.
-----
Each shareholder may bring one guest. Please PRINT clearly your name and your guest's name.

Shareholder's Name
--------------------------------------------------------------------------------

Guest's Name
-------------------------------------------------------------------

Shareholder's Name
----------------------------------------------------------------- [ALLETE LOGO]

Guest's Name
-------------------------------------------------------------------

                                                                Preliminary Copy










                                     [GRAPHIC OMITTED - Fim Markings]
                                                              -----------------
                                                                  NO POSTAGE
                                                                   NECESSARY
                                                                   IF MAILED
                                                                     IN THE
                                                                 UNITED STATES
                                                              -----------------
                                                 [GRAPHIC OMITTED - Solid bars
                                                  below indicia]


                 ----------------------------------------
                  BUSINESS REPLY MAIL
                  FIRST CLASS Permit No. 74 Duluth, MN
                 ----------------------------------------
                  POSTAGE WILL BE PAID BY ADDRESSEE

                  ALLETE
                  ATTN: BERNADETTE NELSON
                  30 WEST SUPERIOR STREET
                  DULUTH, MINNESOTA 55802-9986


                                     [GRAPHIC OMITTED - Bar Code]

                                                                Preliminary Copy






                                                 April __, 2003



Dear Shareholder:

     We have not yet received your vote on issues to come before the Annual Meeting of ALLETE Shareholders on May 13, 2003. Proxy materials were sent to you on or about March 25, 2003. Please take time to vote the enclosed copy of your proxy using one of the three options available to you:

     1. MAIL - Complete the enclosed duplicate proxy card and return it in the self-addressed stamped envelope;

     2. TELEPHONE - Call the 800 number listed on the proxy card and follow the instructions; or

     3. INTERNET - Log onto the web site listed on the proxy card and follow the instructions.

     We again extend to you a cordial invitation to attend ALLETE's Annual Meeting of Shareholders to be held in the auditorium of the Duluth Entertainment Convention Center, 350 Harbor Drive, Duluth, Minnesota on Tuesday, May 13, 2003 at 10:30 a.m.

     Your prompt response will be appreciated.


                                                 Sincerely,




                                                 Philip R. Halverson


Enclosures